Contact: Brett Perryman Exhibit 99.1 ir@bsig.com (617) 369-7300 BrightSphere Reports Financial and Operating Results for the Third Quarter Ended September 30, 2019   • U.S. GAAP earnings per share of $0.84 for the quarter, compared to $0.31 for Q2'19, includes income tax benefits arising from the reduction of tax reserves in Q3’19 • ENI earnings per share of $0.42 for the quarter, compared to $0.45 for Q2'19, with approximately $(0.03) per share impact from the timing of an outsized placement agent fee and non-U.S. equity market depreciation • AUM of $216.8 billion at September 30, 2019, compared to $225.0 billion at June 30, 2019 • Net client cash flows (“NCCF”) for the quarter of $(6.2) billion, with an annualized revenue impact of $(16.2) million, include low fee M&A- related reallocations of $(2.0) billion and continued reallocations from a specific subadvisory client of $(2.0) billion • Repurchases of 2.8 million shares ($25.4 million) in Q3’19, 16.6 million shares ($208.3 million) YTD Q3’19, and 2.7 million shares ($25.0 million) in the current quarter, represent an 18.3% reduction in our total shares outstanding since the beginning of the year BOSTON - November 5, 2019 - BrightSphere Investment Group Inc. (NYSE: BSIG) reports its results for the third quarter ended September 30, 2019.  “The third quarter was marked by ongoing progress in each of our key long-term strategic initiatives: leveraging our high growth business asset mix; extending our investment capabilities; penetrating global markets; and driving shareholder value creation,” said Guang Yang, BrightSphere’s President and Chief Executive Officer. “While transaction- and subadvisory-related redemptions impacted our net client cash flows during the quarter, we remain well-positioned to drive sustainable organic growth across market cycles with 66% of our management fee revenue generated from in-demand quant & solutions and alternative strategies. More specifically, several of our alternative strategies are nearing next-vintage fundraising cycles, and our multi-asset class solutions continue to gain momentum. In addition, BrightSphere and Mercer are working together to jointly develop a global solutions offering that would combine the investment capabilities of our Affiliates with the asset allocation expertise of one of the industry’s largest consultants to capitalize on the rising demand for bespoke, outcome-driven portfolio construction.”  Mr. Yang added, “As we continue to align our business with high-growth, higher-fee segments of the industry, we are introducing new disclosures and providing additional financial reporting by segment. We believe this enhancement provides greater transparency into our differentiated business model and our underlying progress across key segments. “Finally,” he concluded, “we remain focused on efficient capital management to maximize value for our shareholders. With our strong, recurring free cash flow from operations and the recent completion of a new, $450 million credit facility, we have ample capacity to execute on our growth initiatives and continue opportunistic share repurchases, as appropriate. To date, share repurchases during the year have resulted in 13% accretion to EPS.” 1

Dividend Declaration The Company’s Board of Directors approved a quarterly interim dividend of $0.10 per share payable on December 27, 2019 to shareholders of record as of the close of business on December 13, 2019. Conference Call Dial-in The Company will hold a conference call and simultaneous webcast to discuss the results at 11:30 a.m. Eastern Time on November 5, 2019. To listen to the call or view the webcast, participants should: Dial-in: Toll Free Dial-in Number: (844) 445-4807 International Dial-in Number: (647) 253-8636 Conference ID: 5789916 Link to Webcast: http://event.on24.com/r.htm?e=2113593&s=1&k=7DD1E7174F7329572EAEEFFA63ED321B Dial-in Replay: A replay of the call will be available beginning approximately one hour after its conclusion either on BrightSphere’s website, at https://ir.bsig.com or at: Toll Free Dial-in Number: (800) 585-8367 International Dial-in Number: (416) 621-4642 Conference ID: 5789916 About BrightSphere   BrightSphere is a diversified, global asset management company with approximately $217 billion of assets under management as of September 30, 2019. BrightSphere offers sophisticated investors access to a wide array of leading quantitative and solutions-based, private and public market alternative, and liquid alpha strategies designed to meet a range of risk and return objectives. The Company’s growth strategy is to enhance and extend its time-tested investment expertise to meet evolving client needs through product innovation and the acquisition of additional investment capabilities in high demand segments of the industry. Its broad distribution platform leverages scale, scope, and global reach to expand its clientele in growing markets. For more information, please visit BrightSphere’s website at www.bsig.com. 2

 Forward Looking Statements   This communication includes forward-looking statements, including, without limitation, information relating to anticipated growth in revenues, margins or earnings, anticipated changes in the Company’s business and strategy, anticipated future performance of the Company’s business, anticipated future investment performance of the Company’s Affiliates, expected future net cash flows, anticipated expense levels, changes in expense, the expected effects of acquisitions and expectations regarding market conditions.  The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.   Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond the Company’s control, including but not limited to those discussed above and elsewhere in this communication and in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 28, 2019. Due to such risks and uncertainties and other factors, the Company cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this communication and the Company undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. This communication does not constitute an offer for any fund managed by the Company or any Affiliate of the Company. Non-GAAP Financial Measures This communication contains non-GAAP financial measures. Reconciliations of GAAP to non-GAAP financial measures are included in the Reconciliations and Disclosures section of this communication. Additional reconciliations with respect to certain segment measures are included in the Supplemental Information section of this communication. 3

Q3 2019 EARNINGS PRESENTATION November 5, 2019 4

Solid Q3’19 Results BrightSphere Highlights Diversified Asset and Client Base AUM by Client Location • U.S. GAAP EPS of $0.84 for Q3'19 compared to $0.31 Asia | 5.4% Europe | for Q2'19 8.7% Australia | 4.2% • ENI earnings per share of $0.42 for Q3'19, compared Other | to $0.45 for Q2'19 6.2% • ENI results reflect approximately $(0.03) per share from the timing of an outsized placement agent fee U.S. | 75.5% and non-U.S. equity market depreciation • AUM of $216.8 billion at September 30, 2019 Total: $216.8 billion AUM by Affiliate compared to $225.0 billion at June 30, 2019 ICM | $2.2 Copper Rock | $3.7 (1) Campbell Global | $4.7 • NCCF of $(6.2) billion produced annualized revenue Landmark Partners | TSW | impact of $(16.2) million for Q3'19, which include low $17.9 $20.3 fee M&A-related reallocations of $(2.0) billion and continued reallocations from a specific subadvisory Barrow Hanley, client of $(2.0) billion Mewhinney & Strauss | $72.2 Acadian | $95.8 Total: $216.8 billion __________________________________________________________ (1) NCCF and Revenue Impact of NCCF for all periods have been revised for the inclusion of Reinvested Income and Distributions, and the exclusion of Realizations (please see definitions and additional notes). 5

Demonstrated Ability to Deliver Value While Repositioning for Growth • Optimized Center resources and streamlined Center functions ◦ Repositioning of Center generates $8-10 million of annual expense savings ◦ Refocused organization with nimble, efficient structure and entrepreneurial, performance- Successful driven culture Repositioning ◦ Senior management compensation focused on out-of-the-money options creates strong alignment with shareholders • Completed corporate redomicile to U.S. in July, further enhancing regulatory, operational and governance simplicity • Opportunistic share repurchases ◦ Demonstrated commitment to share repurchases, as appropriate, with repurchases of 2.8 million shares ($25.4 million) in Q3’19, 16.6 million shares ($208.3 million) YTD Q3’19, and 2.7 million shares ($25.0 million) in the current quarter, representing an 18.3% reduction in our total shares outstanding since the beginning of the year Efficient Capital ◦ Share repurchases during the year have resulted in 13% accretion to EPS Management • New, $450 million credit facility completed in August 2019 ◦ Broad participation by leading U.S. and international financial institutions ◦ Paid down Revolving Credit Facility by $35.0 million during Q3’19 reducing our net leverage ratio to 1.8x as of September 30 • Maintained $0.10 per share dividend while realizing significant savings across the complex 6

Disciplined Execution of Long-Term Growth Strategy • Strong position across segments, with secular tailwinds bolstering growth potential in Quant & Solutions and Leverage High Alternatives segments, which together represent 66% of management fee revenue Growth • Quant & Solutions - Accelerating demand for outcome-oriented solutions reflects prevailing investor preferences Business Mix • Alternatives - Increasing allocations to uncorrelated strategies • Liquid Alpha - Continued demand for strong long-term alpha generation and evolving product mix in higher fee strategies • Product innovation ◦ Working with Mercer to jointly develop a series of customized investment solutions - leverage BSIG’s diverse array of Extend more than 100 distinct investment strategies across asset classes. Cost effective, open architecture structure is Investment attractive to global clients seeking sophisticated approach to meeting complex investment objectives. ◦ Strong track record of asset growth from seeding new strategies - Quant & Solutions multi-asset, China A, and single Capabilities factor strategies, as well as Liquid Alpha emerging markets equity and leveraged loans products. • New investment pipeline ◦ Robust range of opportunities to add complementary investment expertise through acquisition of new teams and platforms as well as stand-alone businesses • Strong relationships in key markets ◦ Senior level discussions among leading investors in China, Latin America, Europe and the Middle East Penetrate ◦ Opportunities for partnerships, joint ventures and individual investments Global Markets • Expanded global team ◦ Seasoned professionals positioned in key global markets ◦ Recent addition of coverage in U.S. insurance general account • Supplement strong free cash flow from diversified revenue streams with prudent leverage Drive Shareholder • Commitment to opportunistic share repurchases Value Creation • Continued expense discipline across the enterprise and ongoing resource reallocation to drive growth 7

U.S. GAAP Statement of Operations

($ in millions, unless otherwise noted)	Three Months Ended: September 30, 2019	June 30, 2019	Increase (Decrease)	March 31, 2019	December 31, 2018	September 30, 2018
Management fees	$ 196.4	$ 205.9	(4.6)%	$ 207.5	$ 204.0	$ 229.6
Performance fees	(1.9)	(2.2)	13.6 %	(2.8)	6.9	(2.1)
Other revenue	1.4	1.5	(6.7)%	1.4	2.4	1.4
Consolidated Funds' revenue	1.9	1.9	— %	1.1	1.2	1.2
Total revenue	**197.8**	**207.1**	**(4.5)%**	**207.2**	**214.5**	**230.1**
Compensation and benefits	108.0	123.7	(12.7)%	101.1	143.6	180.2
General and administrative	31.7	31.1	1.9 %	32.5	35.7	31.0
Amortization of acquired intangibles	1.6	1.7	(5.9)%	1.6	1.7	1.6
Depreciation and amortization	4.4	4.0	10.0 %	3.8	3.9	3.7
Consolidated Funds' expense	0.2	—	n/m	0.2	—	0.3
Total operating expenses	**145.9**	**160.5**	**(9.1)%**	**139.2**	**184.9**	**216.8**
Operating income	**51.9**	**46.6**	**11.4 %**	**68.0**	**29.6**	**13.3**
Investment income (loss)	2.3	2.1	9.5 %	7.0	(3.1)	3.9
Interest income	0.4	0.3	33.3 %	1.1	1.2	0.9
Interest expense	(8.3)	(8.8)	(5.7)%	(7.0)	(6.2)	(6.3)
Revaluation of DTA deed	—	—	n/m	—	20.0	n/m
Net consolidated Funds' investment gains (losses)	4.7	(4.5)	n/m	13.6	(6.6)	(1.1)
Income from continuing operations before taxes	**51.0**	**35.7**	**42.9 %**	**82.7**	**34.9**	**10.7**
Income tax expense (benefit)	(32.0)	14.1	n/m	21.6	16.1	(43.4)
Income from continuing operations	**83.0**	**21.6**	**284.3 %**	**61.1**	**18.8**	**54.1**
Gain (loss) on disposal of discontinued operations, net of tax	—	—	— %	—	—	0.1
Net income	**83.0**	**21.6**	**284.3 %**	**61.1**	**18.8**	**54.2**
Net income (loss) attributable to non-controlling interests	7.6	(6.4)	n/m	8.4	(4.2)	0.2
Net income attributable to controlling interests	**$ 75.4**	**$ 28.0**	**169.3 %**	**$ 52.7**	**$ 23.0**	**$ 54.0**
Earnings per share, basic, $	$ 0.84	$ 0.31	171.0 %	$ 0.54	$ 0.22	$ 0.51
Earnings per share, diluted, $	$ 0.84	$ 0.31	171.0 %	$ 0.54	$ 0.22	$ 0.51
Basic shares outstanding (in millions)	90.0	91.5		97.6	105.6	106.4
Diluted shares outstanding (in millions)	90.0	91.5		97.8	105.8	106.5
U.S. GAAP operating margin	26%	23%	374 bps	33%	14%	6%
Pre-tax income from continuing operations attributable to controlling interests	$ 43.4	$ 42.1	3.1 %	$ 74.3	39.1	$ 10.5
Net income from continuing operations attributable to controlling interests	$ 75.4	$ 28.0	169.3 %	$ 52.7	$ 23.0	$ 53.9

Please see Definitions and Additional Notes

Q3'19 vs. Q2'19

- Diluted earnings per share increased 171.0% from $0.31 in Q2'19 to $0.84 for Q3'19. EPS was positively impacted by the shares repurchased in Q3'19, which decreased average diluted shares outstanding by (1.5) million between Q2'19 and Q3'19
- Total revenue decreased (4.5)% from Q2'19 primarily due to lower management fees which were impacted by a decline in non-U.S. equity markets and the timing of Alternative placement agent fees
- Operating expenses decreased $(14.6) million, or (9.1)%, from $160.5 million in Q2'19, to $145.9 million in Q3'19, primarily due to a decrease in compensation and benefits expense, driven by a credit recorded for the revaluation of Affiliate equity in Q3'19
- Income tax expense decreased by $(46.1) million from $14.1 million expense in Q2'19, to $(32.0) million benefit in Q3'19, reflecting the tax benefits arising from the reduction of liabilities for uncertain tax positions due to the lapse of the statue of limitations during Q3'19
- U.S. GAAP net income attributable to controlling interests increased 169.3% from the previous quarter primarily due to an increase in income tax benefit explained above

BRIGHTSPHERE Investment Group

8

Strong Growth Potential In High-Demand Segments

- Diversified segments align to high-growth and higher fee strategies

Quant & Solutions	Alternatives	Liquid Alpha
$95.5 billion AUM	**$23.2 billion AUM**	**$98.1 billion AUM**
• Versatile, highly-tailored, outcome-driven investing to achieve client-specific goals • Leveraging data and technology in computational factor-based investment process • Ongoing product innovation responds to evolving client needs • Highly scalable offerings with substantial capacity and growing global demand	• Predominately illiquid, with selected differentiated liquid strategies • Diverse private market strategies with long-term track records of outperformance in private equity, real estate and real assets • More than 90% of revenue comprising of stable management fees from long-term committed capital • Long-dated investment periods provide long-term committed assets • Growing global investor base and substantial capacity	• Demonstrated long-term alpha generation across diverse, differentiated long-only investments in public securities • Strong performance over market cycles driven by consistent investment discipline • Broad presence in multiple distribution channels including institutional SMA, subadvisory and insurance • Expansion into in-demand, higher fee offerings support healthy operating margins

Quarterly ENI Mgmt. Fee Revenue by Segment(1)


Quant & Solutions | 47.2%
Alternatives | 18.9%
Liquid Alpha | 33.9%

Total: $196.4 million

Segment ENI(1)


Quant & Solutions | $32.0
Alternatives | $8.5
Liquid Alpha | $25.0

Total: $65.5 million

Please see Definitions and Additional Notes

(1) Represents quarterly ENI management fee revenue by Segment and Segment ENI for the three months ended September 30, 2019.

BRIGHTSPHERE Investment Group

9

Segment Highlight: Quant & Solutions

- Quant & Solutions segment generating positive flows with continued strong long-term performance
- AUM decreased to $95.5 billion as of Q3'19 from Q2'19, primarily due to non-U.S. equity market depreciation, while segment ENI generally remained stable

Key Performance Metrics

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Increase (Decrease)	Three Months Ended June 30, 2019	Increase (Decrease)
Operational Information					
AUM $b	$ 95.5	$ 98.5	(3.0)%	$ 97.6	(2.2)%
Average AUM $b	$ 96.0	$ 97.7	(1.7)%	$ 95.6	0.4 %
NCCF $b	$ 0.1	$ 2.1	$ (2.0)	$ 1.0	$ (0.9)
Annualized Revenue Impact of NCCF $m	$ (1.9)	$ 9.1	$ (11.0)	$ 2.1	$ (4.0)
ENI management fee rate (bps)	38	39	(1)	39	(1)
Economic Net Income Basis					
ENI Revenue $m	$ 93.1	$ 97.0	(4.0)%	$ 93.7	(0.6)%
Segment Economic Net Income $m	$ 32.0	$ 36.0	(11.1)%	$ 32.4	(1.2)%
ENI Operating Margin	36.0%	39.6%	(360) bps	36.3%	(30) bps
Adjusted EBITDA $m	$ 35.9	$ 39.2	(8.4)%	$ 35.9	— %

Segment Performance - Quant & Solutions[1]

Revenue-Weighted



100%
80%
60%
40%
20%
0%
48%
90%
89%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q2'19	72%	90%	90%
Q3'18	85%	99%	88%

Equal-Weighted



100%
80%
60%
40%
20%
0%
60%
81%
95%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q2'19	57%	80%	95%
Q3'18	71%	92%	95%

Asset-Weighted



100%
80%
60%
40%
20%
0%
42%
87%
87%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q2'19	62%	87%	87%
Q3'18	77%	99%	84%

Please see Definitions and Additional Notes

(1) *As of September 30, 2019, Quant & Solutions assets representing 27% of revenue were outperforming benchmarks on a 1- year basis, compared to 34% at June 30, 2019 and 43% at September 30, 2018.*

BRIGHTSPHERE Investment Group

10

Segment Highlight: Alternatives

- Alternatives segment has experienced consistent flows and is nearing the next fundraising cycle; continued strong, long-term track record
- Alternatives revenue consists entirely of recurring management fees in Q3’19. Segment ENI Revenue decreased (15.6)% from Q2'19 due to the timing of an outsized placement agent fee in Q3’19, while ENI decreased (42.2)% from Q3'18 due to significant catch-up fees earned in Q3'18 when fundraising was completed

Key Performance Metrics

	Three Months Ended September 30,			Three Months Ended June 30,	
	2019	2018	Increase (Decrease)	2019	Increase (Decrease)
Operational Information					
AUM $b	$ 23.2	$ 23.8	(2.5)%	$ 23.5	(1.3)%
Average AUM $b	$ 23.2	$ 23.1	0.4 %	$ 23.8	(2.5)%
NCCF $b	$ 0.5	$ 0.5	$ —	$ (0.1)	$ 0.6
Annualized Revenue Impact of NCCF $m	$ 1.4	$ 10.6	$ (9.2)	$ (2.3)	$ 3.7
ENI management fee rate (bps) [(1)]	64	94	(30)	73	(9)
Economic Net Income Basis					
ENI Revenue $m	$ 37.4	$ 54.6	(31.5)%	$ 44.3	(15.6)%
Segment Economic Net Income[(2)] $m	$ 8.5	$ 14.7	(42.2)%	$ 11.9	(28.6)%
ENI Operating Margin	36.1%	45.4%	(930) bps	41.3%	(520) bps
Adjusted EBITDA[(2)] $m	$ 8.8	$ 14.9	(40.9)%	$ 12.1	(27.3)%

Alternative Assets Overview

Alternative Assets by Strategy



Real Assets: 23.7%
Liquid Alternatives: 2.6%
Real Estate: 23.3%
Private Equity: 50.4%

Alternative Assets Breakout



Commingled: 68.5%
(typically 8-12 year lockup)
Fund of One: 31.5%
(Institutional client can maintain Alternative exposure beyond terms of typical fund)

(1) Excluding net catch-up fees, the weighted average fee rate for alternatives would be 74 bps in Q3'19, 76 bps in Q3'18, and 75 bps in Q2'19
(2) Segment ENI and Adjusted EBITDA for the three months ended September 30, 2019 include placement agent fees of $(5.9) million.

BRIGHTSPHERE Investment Group
11

Segment Highlight: Liquid Alpha

- Liquid Alpha segment has maintained strong long-term performance
- AUM decreased to $98.1 billion as of Q3'19 from Q2'19, primarily due to outflows from low fee M&A-related reallocations and continued reallocations from a specific subadvisory client
- Segment operating margin remains competitive despite decline in revenue

Key Performance Metrics

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Increase (Decrease)	Three Months Ended June 30, 2019	Increase (Decrease)
Operational Information					
AUM $b	$ 98.1	$ 115.4	(15.0)%	$ 103.9	(5.6)%
Average AUM $b	$ 99.8	$ 116.5	(14.3)%	$ 102.7	(2.8)%
NCCF $b	$ (6.8)	$ (3.6)	$ (3.2)	$ (2.0)	$ (4.8)
Annualized Revenue Impact of NCCF $m	$ (15.7)	$ (8.9)	$ (6.8)	$ (7.6)	$ (8.1)
ENI management fee rate (bps)	27	27	—	27	—
Economic Net Income Basis					
ENI Revenue $m	$ 65.2	$ 76.9	(15.2)%	$ 66.5	(2.0)%
Segment Economic Net Income $m	$ 25.0	$ 29.3	(14.7)%	$ 25.1	(0.4)%
ENI Operating Margin	47.7%	48.5%	(80) bps	46.5%	120 bps
Adjusted EBITDA $m	$ 25.1	$ 29.5	(14.9)%	$ 25.3	(0.8)%

Segment Performance - Liquid Alpha[1]

Revenue-Weighted



100%
80%
60%
40%
20%
0%
59%
48%
79%

	3-Year	5-Year	10-Year
Q2'19	55%	42%	61%
Q3'18	40%	57%	87%

Equal-Weighted



100%
80%
60%
40%
20%
0%
66%
61%
81%

	3-Year	5-Year	10-Year
Q2'19	62%	55%	72%
Q3'18	53%	59%	86%

Asset-Weighted



100%
80%
60%
40%
20%
0%
60%
48%
73%

	3-Year	5-Year	10-Year
Q2'19	54%	43%	54%
Q3'18	43%	55%	79%

Please see Definitions and Additional Notes

(1) *As of September 30, 2019 Liquid Alpha assets representing 35% of revenue were outperforming benchmarks on a 1- year basis, compared to 16% at June 30, 2019 and 68% at September 30, 2018.*

BRIGHTSPHERE Investment Group

12

Key Metrics - Last Five Quarters • Non-US equity market decline, outflows, and timing of outsized placement agent fees reduced consolidated AUM and revenues AUM ENI Revenue(1) Pre-tax ENI $b % Change E.O.P. AUM Q2'19 to Average AUM $m $m % Change Q2'19 to Q3'19: (6.6)% Q3'19: (3.6)% End of period % Change Q2'19 to Q3'19: (4.3)% AUM $280 $80 $300 $229 $212 $206 $64 $240 $205 $196 $61 $250 $235 $53 $219 $216 $220 $217 $200 $60 $52 $50 $200 $160 $40 $120 $150 $238 $206 $222 $225 $217 $80 $20 $100 $40 $50 $0 $0 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Fee Rate (Basis Points)(2) ENI Operating Margin(3) ENI Per Share(4) % Change Q2'19 to Q3'19: (6.7)% 45 45%$200 $0.60 38.4% $0.46 36.6% $0.43 $0.45 38.8 39.0 35.8% $0.50 $0.42 40 36.9 37.5 38% 33.3% 34.7% $0.40 35.9 $150 $0.40 35 31% $197 $0.30 $167 30 24% $163 $161 $153 $100 $0.20 25 17% $0.10 20 10% $50 $0.00 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q3'1Q82’15Q4'1Q83’15Q1'1Q94’15Q2'1Q91’16Q3'1Q92’16 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 ___________________________________________________________ Please see Definitions and Additional Notes (1) ENI Revenue consists of management fees, performance fees, and other income, which primarily consists of earnings of our equity-accounted Affiliates. (2) Represents fee rate for consolidated Affiliates; excludes fees for equity-accounted Affiliates. (3) ENI Operating Margin represents ENI operating margin before Affiliate key employee distributions. This is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI Revenue. (4) ENI per share is calculated as economic net income divided by weighted average diluted shares outstanding. 13

Net Client Cash Flows Breakdown by Segment

- Net outflows in Liquid Alpha driven by lumpy low fee transactions/sub-advisory related redemptions

AUM Net Client Cash Flows ("NCCF")[1]



$b
$4
$2
$0
-$2
-$4
-$6
$0.5
$2.1
$(3.6)
$0.2
$(0.9)
$(3.5)
$0.2
$2.5
$(3.0)
$1.0
$(0.1)
$(2.0)
$0.5
$0.1
$(6.8)
64
38
27
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Total NCCF
$(1.0)
$(4.2)
$(0.3)
$(1.1)
$(6.2)
Quant & Solutions
Alternatives
Liquid Alpha
Avg. Fee Rate (bps)(3)

Revenue Impact of NCCF[1][2]



$m
$20
$16
$12
$8
$4
$0
-$4
-$8
-$12
-$16
-$20
$10.6
$9.1
$(8.9)
$1.4
$(1.5)
$(6.6)
$6.6
$(6.8)
$(0.2)
$2.1
$(7.6)
$(2.3)
$1.4
$(1.9)
$(15.7)
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Revenue Impact as a % of BOP Run Rate Management Fees(4)
1.5%
(0.7)%
(0.1)%
(1.0)%
(2.1)%
Q3
Q4
Q1
Q2
Q3
Bps inflows
53
46
35
36
34
Bps outflows
32
31
34
40
30
2018
2019

(1) NCCF and Revenue Impact of NCCF for all periods above have been revised for the inclusion of Reinvested Income and Distributions, and the exclusion of Realizations (please see definitions and additional notes).

(2) Annualized revenue impact of net flows represents annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts (inflows), less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts (outflows), plus revenue impact from reinvested income and distribution. Annualized management fee for client flow is calculated by multiplying the annual gross fee rate for the relevant account with the inflow or the outflow, including equity-accounted Affiliates. In addition, reinvested income and distribution for each segment is multiplied by average fee rate for the respective segment to compute the revenue impact.

(3) Average fee rate represents the average blended fee rate on assets for each segment for the three months ended September 30, 2019.

(4) Percentage is equal to the annual revenue impact of NCCF divided by run rate management fees based on beginning of year AUM.

BRIGHTSPHERE
Investment Group
14

Management Fee Revenue Trend

- Lower average fee rates and management fees were driven by non-U.S. equity market depreciation and timing of outsized placement agent fees

Average AUM and Fee Rate by Segment(1)(2)



$b
Avg. AUM
% Change
% Change: (1.4)%
$250
$200
$150
$100
$50
$0
$215.9
39.0
$219.9
37.5
$216.8
35.9
$100.1 (46%)
30
$100.5 (46%)
27
$ 97.6 (45%)
27
(3)%
$23.9 (11%)
74
(3)
78
$23.8 (11%)
73
(3)
75
$23.2 (11%)
64
(3)
74
(3)%
$91.9 (43%)
40
$ 95.6 (43%)
39
$ 96.0 (44%)
38
0%
Q1 2019
Q2 2019
Q3 2019

ENI Management Fee Revenue by Segment(1)(2)



$m
% Change
% Change: (4.6)%
$250
$200
$150
$100
$50
$0
$207.5
$205.9
$196.4
$73.2 (35%)
$68.8 (33%)
$66.5 (34%)
(3)%
$43.8 (21%)
(3)
$45.9
$43.5 (21%)
(3)
$44.8
$37.2 (19%)
(3)
$43.1
(14)%
$90.5 (44%)
$93.6 (46%)
$92.7 (47%)
(1)%
Q1 2019
Q2 2019
Q3 2019

■ Quant & Solutions ■ Alternatives ■ Liquid Alpha ● Avg. Fee Rate (bps)

Please see Definitions and Additional Notes

(1) *Figures in parentheses represent the percent of the total respective bar.*
(2) *Excludes equity-accounted Affiliates.*
(3) *Excluding net catch-up fees, the weighted average fee rate for Alternatives would be 78 bps in Q1'19, 75 bps in Q2'19, and 74 bps in Q3'19, and Alternative management fees would be $45.9m in Q1'19, $44.8m in Q2'19, and $43.1m in Q3'19.*

BRIGHTSPHERE Investment Group

15

ENI Revenue Commentary • ENI Revenue includes management fees, performance fees, and our share of earnings from equity-accounted Affiliates • Q3'19 ENI revenue of $195.8 million decreased from Q2'19 by (4.3)% primarily due to a decrease in management fees • Management fees decreased (4.6)% from Q2'19 primarily due to non-U.S. equity market depreciation and timing of outsized placement agent fees • Performance fees improved 13.6% due to lower net negative adjustments in certain sub-advisory accounts ENI Revenue ($M) Three Months Ended September 30, Three Months Ended June 30, Increase Increase 2019 2018 (Decrease) 2019 (Decrease) Management fees $ 196.4 $ 229.6 (14.5)% $ 205.9 (4.6)% Performance fees (1.9) (2.1) 9.5% (2.2) 13.6% Other income, including equity-accounted Affiliates 1.3 1.1 18.2% 0.9 44.4% ENI revenue $ 195.8 $ 228.6 (14.3)% $ 204.6 (4.3)% 16

ENI Operating Expenses

Commentary

- Total ENI operating expenses reflect Affiliate operating expenses, Center expenses and key initiatives, including Global Distribution (excluding variable compensation)
- Q3'19 Operating Expense Ratio(1) increased to 42.6% for the period, mainly attributable to the decrease in ENI management fee revenue
- Lower fixed compensation and benefits in Q3'19 compared to Q2'19 due mainly to lower costs at Alternative and Liquid Alpha segments
- Full-year Operating Expense Ratio(1) expected to be approximately 42%; ratio is subject to fluctuations as assets and ENI management fees change

ENI Operating Expenses

($M)	Three Months Ended September 30, 2019 $M	2019 % of MFs(2)	2018 $M	2018 % of MFs(2)	Increase (Decrease)	Three Months Ended June 30, 2019 $M	2019 % of MFs(2)	Increase (Decrease)
Fixed compensation and benefits	$ 46.7	23.8 %	$ 45.0	19.6 %	4%	$ 47.3	23.0%	(1)%
G&A expenses (excl. sales-based compensation)	29.9	15.2 %	30.7	13.4 %	(3)%	28.6	13.9%	5%
Depreciation and amortization	4.4	2.2 %	3.7	1.6 %	19%	4.0	1.9%	10%
Core operating expense subtotal	**$ 81.0**	**41.2 %**	**$ 79.4**	**34.6 %**	2%	**$ 79.9**	**38.8%**	1%
Sales-based compensation	2.7	1.4 %	4.2	1.8 %	(36)%	3.1	1.5%	(13)%
Total ENI operating expenses	**$ 83.7**	**42.6 %**	**$ 83.6**	**36.4 %**	—%	**$ 83.0**	**40.3%**	1%
Note: ENI Management fees	$ 196.4		$ 229.6		(14)%	$ 205.9		(5)%

(1) Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.
(2) Represents reported ENI management fee revenue.

BRIGHTSPHERE Investment Group

17

ENI Variable Compensation Commentary • Variable compensation typically awarded based on contractual percentage (e.g., ~25 – 35%) of each Affiliate’s ENI earnings before variable compensation plus Center bonuses and also includes a contractual split of certain performance fees ◦ Affiliate variable compensation includes cash and equity provided through recycling ◦ Center variable compensation includes cash and BSIG equity • Q3'19 Variable Compensation Ratio decreased to 39.3% from 39.8% in Q2'19, includes lower Center costs • Full-year Variable Compensation Ratio expected to be approximately 40% ENI Variable Compensation ($M) Three Months Ended September 30, Three Months Ended June 30, 2019 2018 Increase (Decrease) 2019 Increase (Decrease) Cash variable compensation $ 39.9 $ 52.6 (24)% $ 44.1 (10)% Add: Non-cash equity-based award amortization 4.2 4.6 (9)% 4.3 (2)% Variable compensation 44.1 57.2 (23)% 48.4 (9)% Earnings before variable compensation $ 112.1 $ 145.0 (23)% $ 121.6 (8)% Variable Compensation Ratio (VC as % of earnings before variable comp.) 39.3% 39.4% (11) bps 39.8% (46) bps ___________________________________________________________ Please see definitions and additional notes. 18

Affiliate Key Employee Distributions Commentary • Represents employees’ share of profit from their respective Affiliate, in some cases following an initial preference to BSIG and other equity holders(1) • Q3'19 Distribution Ratio of 18.5% lower than Q2'19 mainly due to a decrease in ENI operating earnings, particularly at higher distribution-sharing Affiliates • Full-year Distribution Ratio expected to be approximately 19% Affiliate Key Employee Distributions Three Months Ended September 30, Three Months Ended June 30, ($M) Increase Increase 2019 2018 (Decrease) 2019 (Decrease) A Earnings after variable compensation (ENI operating earnings) $ 68.0 $ 87.8 (23)% $ 73.2 (7)% B Less: Affiliate key employee distributions (12.6) (20.5) (39)% (13.8) (9)% Earnings after Affiliate key employee distributions $ 55.4 $ 67.3 (18)% $ 59.4 (7)% Affiliate Key Employee Distribution Ratio ( B / A ) 18.5% 23.3% (482) bps 18.9% (32) bps __________________________________________________________ (1) For consolidated Affiliates. 19

Balance Sheet Management

Balance Sheet

($M)	September 30, 2019	December 31, 2018
Assets		
Cash and cash equivalents	$ 116.5	$ 340.6
Investment advisory fees receivable	146.8	159.1
Investments	199.5	198.5
Other assets	772.0	710.9
Assets of consolidated Funds	197.5	144.6
Total assets	**$ 1,432.3**	**$ 1,553.7**
Liabilities and shareholders' equity		
Accounts payable and accrued expenses	$ 167.7	$ 225.3
Due to OM plc	3.7	33.0
Non-recourse borrowings	35.0	—
Third party borrowings	568.6	393.3
Other liabilities	493.7	711.1
Liabilities of consolidated Funds	10.9	14.9
Total liabilities	**$ 1,279.6**	**$ 1,377.6**
Shareholders' equity	28.8	103.3
Non-controlling interests, including NCI of consolidated Funds	123.9	72.8
Total equity	**152.7**	**176.1**
Total liabilities and equity	**$ 1,432.3**	**$ 1,553.7**
Weighted average quarterly diluted shares (ENI)	90.0	105.8
Leverage ratio[1]	2.3x	2.1x
Net leverage ratio[2]	1.8x	0.2x

Capital

- September 30 leverage ratio (Debt / Adj. EBITDA) of 2.3x ; September 30 net leverage ratio (Debt, net of total cash and cash equivalents / Adj. EBITDA) of 1.8x
- Total seed and co-investment holdings of $163.5 million

Dividend, Investment & Buyback

- $0.10 per share interim dividend approved
  - Payable December 27 to shareholders of record as of December 13
- $275.0 million available on new $450 million Revolving Credit Facility
- YTD September 30, the Company has purchased 16.6 million shares at an average price of $12.54/share
  - 2.7 million shares repurchased in the current quarter ($9.35/share)

(1) Debt calculated per terms of the Company's external revolver and includes amounts owed under previously agreed acquisition and excludes non-recourse borrowings, divided by last twelve months Adjusted EBITDA.

(2) Debt calculated per terms of the Company's external revolver, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA.

BRIGHTSPHERE Investment Group

20

Supplemental Information 21

Key Performance Metrics

Key Performance Metrics[2]

($ in millions, unless otherwise noted)	Three Months Ended September 30,			Three Months Ended June 30,	
U.S. GAAP Basis	2019	2018	Increase (Decrease)	2019	Increase (Decrease)
Revenue	$ 197.8	$ 230.1	(14.0)%	$ 207.1	(4.5)%
Pre-tax income from cont. ops. attributable to controlling interests	43.4	10.5	313.3 %	42.1	3.1 %
Net income attributable to controlling interests	75.4	54.0	39.6 %	28.0	169.3 %
Diluted shares outstanding (in millions)	90.0	106.5		91.5	
Diluted earnings per share, $	$ 0.84	$ 0.51	64.7 %	$ 0.31	171.0 %
U.S. GAAP operating margin	26.2%	5.8%	2046 bps	22.5%	374 bps
Economic Net Income Basis (Non-GAAP measure used by management)					
ENI revenue	$ 195.8	$ 228.6	(14.3)%	$ 204.6	(4.3)%
Pre-tax economic net income	49.7	64.2	(22.6)%	53.2	(6.6)%
Economic net income	37.4	48.8	(23.4)%	41.0	(8.8)%
ENI diluted earnings per share, $	$ 0.42	$ 0.46	(8.7)%	$ 0.45	(6.7)%
Adjusted EBITDA	59.8	71.0	(15.8)%	63.4	(5.7)%
ENI operating margin	34.7%	38.4%	(368) bps	35.8%	(105) bps
Other Operational Information					
Assets under management at period end ($ in billions)	$ 216.8	$ 237.7	(8.8)%	$ 225.0	(3.6)%
Net client cash flows ($ in billions)[1]	(6.2)	(1.0)	(520.0)%	(1.1)	(463.6)%
Annualized revenue impact of net flows ($ in millions)	(16.2)	10.8	n/m	(7.8)	(107.7)%

(1) *NCCF and Revenue Impact of NCCF for all periods above have been revised for the inclusion of Reinvested Income and Distributions, and the exclusion of Realizations (please see definitions and additional notes).*
(2) *Please see Reconciliations and Disclosures for the reconciliation of Net income attributable to controlling interests to Adjusted EBITDA and ENI.*

BRIGHTSPHERE Investment Group
22

Segment Information for Q3'19 and Q2'19

($ in millions, unless otherwise noted)	Three Months Ended September 30, 2019						Three Months Ended June 30, 2019					
	Quant & Solutions	Alternatives	Liquid Alpha	Other	Reconciling Items[1]	Total U.S. GAAP[3]	Quant & Solutions	Alternatives	Liquid Alpha	Other	Reconciling Items[1]	Total U.S. GAAP[3]
ENI Revenue	**93.1**	**37.4**	**65.2**	**0.1**	**2.0**	**197.8**	**93.7**	**44.3**	**66.5**	**0.1**	**2.5**	**207.1**
ENI Operating Expenses	**40.8**	**16.1**	**18.5**	**8.3**	**5.5**	**89.2**	**39.7**	**15.6**	**19.9**	**7.8**	**14.7**	**97.7**
Earnings before variable compensation	**52.3**	**21.3**	**46.7**	**(8.2)**	**(3.5)**	**108.6**	**54.0**	**28.7**	**46.6**	**(7.7)**	**(12.2)**	**109.4**
Variable compensation	18.8	7.8	15.6	1.9	—	44.1	20.0	10.4	15.7	2.3	0.6	49.0
Earnings after variable compensation	**33.5**	**13.5**	**31.1**	**(10.1)**	**(3.5)**	**64.5**	**34.0**	**18.3**	**30.9**	**(10.0)**	**(12.8)**	**60.4**
Affiliate key employee distributions	1.5	5.0	6.1	—	—	12.6	1.6	6.4	5.8	—	—	13.8
Earnings after Affiliate key employee distributions	**32.0**	**8.5**	**25.0**	**(10.1)**	**(3.5)**	**51.9**	**32.4**	**11.9**	**25.1**	**(10.0)**	**(12.8)**	**46.6**
Net interest income (expense)	—	—	—	(5.7)	(2.2)	(7.9)	—	—	—	(6.2)	(2.3)	(8.5)
Net investment income (loss)	—	—	—	—	7.0	7.0	—	—	—	—	(2.4)	(2.4)
Net (income) loss attributable to non-controlling interest	—	—	—	—	(7.6)	(7.6)	—	—	—	—	6.4	6.4
Income tax (expense) benefit	—	—	—	(12.3)	44.3	32.0	—	—	—	(12.2)	(1.9)	(14.1)
Economic Net Income	**$ 32.0**	**$ 8.5**	**$ 25.0**	**$ (28.1)**	**$ 38.0**	**$ 75.4**	**$ 32.4**	**$ 11.9**	**$ 25.1**	**$ (28.4)**	**$ (13.0)**	**$ 28.0**
Adjusted EBITDA[2]	35.9	8.8	25.1	(10.0)	15.6	75.4	$ 35.9	$ 12.1	$ 25.3	$ (9.9)	$ (35.4)	$ 28.0
Segment Assets Under Management ($b)	**$ 95.5**	**$ 23.2**	**$ 98.1**	**$ —**		**$ 216.8**	**$ 97.6**	**$ 23.5**	**$ 103.9**	**$ —**		**$ 225.0**

(1) For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.
(2) Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.
(3) Represents U.S. GAAP equivalent of non-GAAP segment information presented. The U.S. GAAP equivalent of ENI revenue is U.S. GAAP revenue. The U.S. GAAP equivalent of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The U.S. GAAP equivalent of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.

BRIGHTSPHERE Investment Group

23

Segment Information for Q3'18

($ in millions, unless otherwise noted)	Quant & Solutions	Alternatives	Liquid Alpha	Other	Reconciling Items [1]	Total U.S. GAAP [3]
	Three Months Ended September 30, 2018					
ENI Revenue	**97.0**	**54.6**	**76.9**	**0.1**	**1.5**	**230.1**
ENI Operating Expenses	**37.5**	**15.5**	**21.0**	**9.6**	**55.5**	**139.1**
Earnings before variable compensation	**59.5**	**39.1**	**55.9**	**(9.5)**	**(54.0)**	**91.0**
Variable compensation	21.1	14.3	18.6	3.2	—	57.2
Earnings after variable compensation	**38.4**	**24.8**	**37.3**	**(12.7)**	**(54.0)**	**33.8**
Affiliate key employee distributions	2.4	10.1	8.0	—	—	20.5
Earnings after Affiliate key employee distributions	**36.0**	**14.7**	**29.3**	**(12.7)**	**(54.0)**	**13.3**
Net interest income (expense)	—	—	—	(3.1)	(2.3)	(5.4)
Net investment income (loss)	—	—	—	—	2.8	2.8
Net (income) loss attributable to non-controlling interest	—	—	—	—	(0.2)	(0.2)
Income tax (expense) benefit	—	—	—	(15.4)	58.8	43.4
Gain (loss) on disposal of discontinued operations, net of tax	—	—	—	—	0.1	0.1
Economic Net Income	**$ 36.0**	**$ 14.7**	**$ 29.3**	**$ (31.2)**	**$ 5.2**	**$ 54.0**
Adjusted EBITDA [2]	$ 39.2	$ 14.9	$ 29.5	$ (12.6)	$ (17.0)	$ 54.0
Segment Assets Under Management ($b)	**$ 98.5**	**$ 23.8**	**$ 115.4**			**$ 237.7**

(1) *For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.*
(2) *Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.*
(3) *Represents U.S. GAAP equivalent of non-GAAP segment information presented. The U.S. GAAP equivalent of ENI revenue is U.S. GAAP revenue. The U.S. GAAP equivalent of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The U.S. GAAP equivalent of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.*

BRIGHTSPHERE Investment Group

24

Assets Under Management Rollforward by Segment

($ in billions, unless otherwise noted)	Three Months Ended				
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Quantitative and Solutions					
Beginning balance	$ 97.6	$ 95.1	$ 85.2	$ 98.5	$ 95.5
Gross inflows	3.0	2.5	5.1	2.7	3.4
Gross outflows	(3.6)	(2.2)	(3.3)	(4.3)	(2.0)
Reinvested income and distributions	0.7	0.7	0.7	0.7	0.7
Net flows[3]	0.1	1.0	2.5	(0.9)	2.1
Market appreciation (depreciation)	(2.2)	1.5	7.4	(12.4)	0.9
Ending balance	**$ 95.5**	**$ 97.6**	**$ 95.1**	**$ 85.2**	**$ 98.5**
Average AUM[1]	$ 96.0	$ 95.6	$ 91.9	$ 91.0	$ 97.7
Alternatives					
Beginning balance	$ 23.5	$ 24.0	$ 23.8	$ 23.8	$ 23.4
Gross inflows	0.6	0.3	0.4	0.3	2.1
Gross outflows	(0.1)	(0.4)	(0.2)	(0.1)	(1.6)
Net flows[3]	0.5	(0.1)	0.2	0.2	0.5
Market appreciation (depreciation)	—	(0.2)	0.1	—	0.1
Realizations and other[2]	(0.8)	(0.2)	(0.1)	(0.2)	(0.2)
Ending balance	**$ 23.2**	**$ 23.5**	**$ 24.0**	**$ 23.8**	**$ 23.8**
Average AUM[1]	$ 23.2	$ 23.8	$ 23.9	$ 23.8	$ 23.1
Liquid Alpha					
Beginning balance	$ 103.9	$ 103.2	$ 97.3	$ 115.4	$ 115.4
Gross inflows	1.0	2.3	1.4	1.3	1.4
Gross outflows	(8.4)	(5.2)	(5.1)	(5.5)	(5.7)
Reinvested income and distributions	0.6	0.9	0.7	0.7	0.7
Net flows[3]	(6.8)	(2.0)	(3.0)	(3.5)	(3.6)
Market appreciation (depreciation)	1.0	2.7	8.9	(14.6)	3.6
Ending balance	**$ 98.1**	**$ 103.9**	**$ 103.2**	**$ 97.3**	**$ 115.4**
Average AUM	$ 99.8	$ 102.7	$ 102.1	$ 106.6	$ 116.5
Average AUM of consolidated Affiliates	$ 97.6	$ 100.5	$ 100.1	$ 104.6	$ 114.2
Total					
Beginning balance	$ 225.0	$ 222.3	$ 206.3	$ 237.7	$ 234.3
Gross inflows	4.6	5.1	6.9	4.3	6.9
Gross outflows	(12.1)	(7.8)	(8.6)	(9.9)	(9.3)
Reinvested income and distributions	1.3	1.6	1.4	1.4	1.4
Net flows[3]	(6.2)	(1.1)	(0.3)	(4.2)	(1.0)
Market appreciation (depreciation)	(1.2)	4.0	16.4	(27.0)	4.6
Realizations and other[2]	(0.8)	(0.2)	(0.1)	(0.2)	(0.2)
Ending balance	**$ 216.8**	**$ 225.0**	**$ 222.3**	**$ 206.3**	**$ 237.7**
Average AUM of consolidated Affiliates	$ 216.8	$ 219.9	$ 215.9	$ 219.4	$ 235.0
Basis points: inflows	33.7	36.0	34.7	45.9	52.5
Basis points: outflows	30.1	40.0	33.9	31.3	32.1
Annualized revenue impact of net flows (in millions)	**$ (16.2)**	**$ (7.8)**	**$ (0.4)**	**$ (6.7)**	**$ 10.8**

(1) *Average AUM equals average AUM of consolidated Affiliates.*

(2) *Realizations include distributions related to the sale of alternative assets, and represent a return on investments. Other activity primarily relates to the decline in billable AUM as a legacy alternative fund transitioned from billing base on committed AUM to net asset value.*

(3) *NCCF and Revenue Impact of NCCF for all periods above have been revised for the inclusion of Reinvested Income and Distributions, and the exclusion of Realizations (please see Definitions and Additional Notes).*

BRIGHTSPHERE Investment Group

25

Reconciliations and Disclosures 26

Reconciliations from U.S. GAAP to Non-GAAP Measures[1]

($ in millions)	Three Months Ended September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
U.S. GAAP net income attributable to controlling interests	**$ 75.4**	**$ 28.0**	**$ 52.7**	**$ 23.0**	**$ 54.0**
Adjustments to reflect the economic earnings of the Company:					
1 Non-cash key employee-owned equity and profit interest revaluations[2]	(14.7)	7.1	(20.1)	8.7	34.6
2 Amortization of acquired intangible assets, acquisition-related consideration and pre-acquisition employee equity[2]	17.2	4.0	3.2	19.4	19.2
3 Capital transaction costs[2]	0.9	1.6	—	1.5	—
4 Seed/Co-investment (gains) losses and financings[2]	1.9	(2.8)	(10.2)	7.2	(0.5)
5 Tax benefit of goodwill and acquired intangible deductions	2.4	2.4	2.3	1.3	1.5
6 Discontinued operations and restructuring[3]	1.0	1.3	4.3	(14.7)	0.1
Total adjustment to reflect earnings of the Company	**$ 8.7**	**$ 13.6**	**$ (20.5)**	**$ 23.4**	**$ 54.9**
Tax effect of above adjustments[2]	(1.8)	(3.0)	6.2	(6.1)	(14.6)
7 ENI tax normalization	(44.9)	2.4	0.8	5.3	(45.5)
Economic net income	**$ 37.4**	**$ 41.0**	**$ 39.2**	**$ 45.6**	**$ 48.8**
ENI net interest expense to third parties	5.7	6.2	3.5	2.8	3.1
Depreciation and amortization	4.4	4.0	3.8	3.9	3.7
Tax on Economic Net Income	12.3	12.2	12.4	15.5	15.4
Adjusted EBITDA	**$ 59.8**	**$ 63.4**	**$ 58.9**	**$ 67.8**	**$ 71.0**

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles, as well as the amortization of acquisition-related contingent consideration and the value of employee equity owned prior to acquisitions. Please note that the revaluations related to these acquisition-related items are included in (1) above
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, and restructuring costs incurred in continuing operations
7. Exclude one-off tax benefits or costs unrelated to current operations

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*
(2) *Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, includes restructuring component of discontinued operations and restructuring line; taxed at 27.3% U.S. statutory rate (including state tax).*
(3) *Included in the three months ended September 30, 2019, June 30, 2019 and March 31, 2019 were restructuring costs at the Center and costs associated with the redomicile to the U.S. Included in the three months ended December 31, 2018 are costs associated with the Company's agreement to terminate its deferred tax asset deed with OM plc, CEO transition costs, and costs associated with its planned redomicile to the U.S.*

BRIGHTSPHERE Investment Group

27

Reconciliations from U.S. GAAP to Non-GAAP Measures

Reconciliation of per-share U.S. GAAP Net Income to Economic Net Income

($)	Three Months Ended				
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
U.S. GAAP net income per share	**$ 0.84**	**$ 0.31**	**$ 0.54**	**$ 0.22**	**$ 0.51**
Adjustments to reflect the economic earnings of the Company:					
i. Non-cash key employee-owned equity and profit interest revaluations	(0.16)	0.07	(0.20)	0.08	0.33
ii. Amortization of acquired intangible assets, acquisition-related consideration and pre-acquisition employee equity	0.19	0.04	0.03	0.18	0.18
iii. Capital transaction costs	0.01	0.02	—	0.02	—
iv. Seed/Co-investment (gains) losses and financing	0.02	(0.03)	(0.10)	0.07	—
v. Tax benefit of goodwill and acquired intangibles deductions	0.03	0.03	0.02	0.01	0.01
vi. Discontinued operations and restructuring	0.01	0.01	0.04	(0.14)	—
vii. ENI tax normalization	(0.50)	0.03	0.01	0.05	(0.43)
Tax effect of above adjustments, as applicable	(0.02)	(0.03)	0.06	(0.06)	(0.14)
Economic net income per share	**$ 0.42**	**$ 0.45**	**$ 0.40**	**$ 0.43**	**$ 0.46**

Reconciliation of U.S. GAAP Revenue to ENI Revenue

($ in millions)	Three Months Ended				
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
U.S. GAAP revenue	**$ 197.8**	**$ 207.1**	**$ 207.2**	**$ 214.5**	**$ 230.1**
Include investment return on equity-accounted Affiliates	0.8	0.7	0.6	0.6	0.8
Exclude revenue from consolidated Funds	(1.9)	(1.9)	(1.1)	(1.2)	(1.2)
Exclude fixed compensation reimbursed by customers	(0.9)	(1.3)	(1.0)	(1.9)	(1.1)
ENI revenue	**$ 195.8**	**$ 204.6**	**$ 205.7**	**$ 212.0**	**$ 228.6**

BRIGHTSPHERE Investment Group

28

Reconciliations from U.S. GAAP to Non-GAAP Measures

Reconciliation of U.S. GAAP Operating Expense to ENI Operating Expense

($ in millions)	Three Months Ended				
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
U.S. GAAP operating expense	**$ 145.9**	**$ 160.5**	**$ 139.2**	**$ 184.9**	**$ 216.8**
Less: items excluded from ENI					
Acquisition-related consideration and pre-acquisition employee equity(1)	(15.6)	(2.3)	(1.6)	(17.7)	(17.6)
Non-cash key employee-owned equity and profit interest revaluations	14.7	(7.1)	20.1	(8.7)	(34.6)
Amortization of acquired intangible assets	(1.6)	(1.7)	(1.6)	(1.7)	(1.6)
Capital transaction costs	(0.9)	(1.6)	—	(1.5)	—
Restructuring costs(2)	(1.0)	(1.3)	(4.3)	(5.3)	(0.3)
Compensation reimbursed by customers	(0.9)	(1.3)	(1.0)	(1.9)	(1.1)
Funds' operating expense	(0.2)	—	(0.2)	—	(0.3)
Less: items segregated out of U.S. GAAP operating expense					
Variable compensation(3)	(44.1)	(48.4)	(48.7)	(48.3)	(57.2)
Affiliate key employee distributions	(12.6)	(13.8)	(13.4)	(13.7)	(20.5)
ENI operating expense	**$ 83.7**	**$ 83.0**	**$ 88.5**	**$ 86.1**	**$ 83.6**

(1) *Reflects amortization of contingent consideration and equity owned by employees, both with a service requirement, associated with the Landmark acquisition; contingent consideration was fully amortized as of December 31, 2018. Revaluation of the Landmark interests is included in "Non-cash key employee-owned equity and profit interest revaluations" above.*

(2) *The three months ended September 30, 2019, June 30, 2019, and March 31, 2019 include restructuring costs at the Center and costs associated with the redomicile to the U.S. Included in the three months ended December 31, 2018 are CEO transition costs and costs associated with the redomicile to the U.S.*

(3) *Represents ENI variable compensation. For the three months ended September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, the U.S. GAAP equivalent of variable compensation was $44.1 million $49.0 million, $52.7 million, $53.5 million and $57.2 million, respectively. The ENI variable compensation amounts presented in the table above exclude costs associated with the 2018 CEO transition, restructuring costs at the Center and variable compensation reimbursed by customers.*

BRIGHTSPHERE Investment Group

29

Reconciliations from U.S. GAAP to Non-GAAP Measures

Reconciliation of U.S. GAAP pre-tax income from continuing operations to Pre-tax ENI

($ in millions)	Three Months Ended				
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
U.S. GAAP pre-tax income from continuing operations	**$ 51.0**	**$ 35.7**	**$ 82.7**	**$ 34.9**	**$ 10.7**
Adjustments to reflect the economic earnings of the Company:					
Non-cash key employee-owned equity and profit interest revaluations	(14.7)	7.1	(20.1)	8.7	34.6
Amortization of acquired intangible assets, acquisition-related consideration and pre-acquisition employee equity	17.2	4.0	3.2	19.4	19.2
Capital transaction costs	0.9	1.6	—	1.5	—
Seed/Co-investment (gains) losses and financings	1.9	(2.8)	(10.2)	7.2	(0.5)
Discontinued operations and restructuring[1]	1.0	1.2	4.4	(14.8)	0.4
Net (income) loss attributable to non-controlling interests	(7.6)	6.4	(8.4)	4.2	(0.2)
Pre-tax ENI	**$ 49.7**	**$ 53.2**	**$ 51.6**	**$ 61.1**	**$ 64.2**

(1) *Included in the three months ended September 30, 2019, June 30, 2019 and March 31, 2019 were restructuring costs at the Center and costs associated with the redomicile to the U.S. Included in the three months ended December 31, 2018 are costs associated with the Company's agreement to terminate its deferred tax asset deed with OM plc, CEO transition costs, and costs associated with its redomicile to the U.S.*

BRIGHTSPHERE
Investment Group

30

Definitions and Additional Notes References to “BrightSphere,” “BSIG” or the “Company” refer to BrightSphere Investment Group Inc.; references to “OM plc” refer to Old Mutual plc, the Company’s former parent; references to “BSUS” or the “Center” refer to the holding company excluding the Affiliates. BrightSphere operates its business through seven asset management firms (the “Affiliates”). BrightSphere’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. The Company re-categorizes certain line items on the income statement to:  • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders. • include within management fee revenue any fees paid to Affiliates by consolidated Funds, which are viewed as investment income under U.S. GAAP. • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees; and • net the separate revenues and expenses recorded under U.S. GAAP for certain Fund expenses initially paid by the Company’s Affiliates on the Fund’s behalf and subsequently reimbursed, to better reflect the actual economics of the Company’s business.   The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownership interests may in certain circumstances be repurchased by BrightSphere at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by BrightSphere can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. It also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, as occurred as a result of the Landmark transaction, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. Please note that the revaluations related to these acquisition-related items are included in (i) above. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, and restructuring costs incurred in continuing operations. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization. 31

Definitions and Additional Notes The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments. Adjusted EBITDA  Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Refer to the reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Segment ENI Segment ENI represents ENI for each of the Company’s reportable segments, calculated in accordance with the Company’s definition of Economic Net Income, before income tax, interest income and interest expense. Methodologies for calculating investment performance(1):  Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming.   Equal-weighted investment performance measures the percentage of Affiliates’ scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million.   Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming.   ENI operating earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI operating margin The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to the Company’s various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to the Company’s U.S. GAAP operating margin. ENI management fee revenue ENI Management fee revenue corresponds to U.S. GAAP management fee revenue. Net catch-up fees Net catch-up fees represent payment of fund management fees back to the initial closing date for certain products with multiple closings, less placement fees paid to third parties related to these funds.   ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against the Company’s recurring management fee revenue. The Company has provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. The Company tracks this ratio as a key measure of scale economies at BrightSphere because in its profit sharing economic model, scale benefits both the Affiliate employees and BrightSphere shareholders. ___________________________________________________________ (1) Liquid Alpha Segment’s Windsor II Large Cap Value account AUM and return are separated from Liquid Alpha’s Large Cap Value composite in revenue-weighted, equal-weighted and asset- weighted outperformance percentage calculations. 32

Definitions and Additional Notes ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against the Company’s ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of each Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and BrightSphere equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. The variable compensation ratio at each Affiliate will typically be between 25% and 35%. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against the Company’s ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. At certain Affiliates, BSUS is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee economic percentages, which range from approximately 20% to 40% at its consolidated Affiliates.   U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by the Company’s Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to the Company’s shareholders.   Annualized revenue impact of net flows (“NCCF”) Annualized revenue impact of net flows represents annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts (inflows), less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts (outflows), plus revenue impact from reinvested income and distribution. Annualized management fee for client flow is calculated by multiplying the annual gross fee rate for the relevant account with the inflow or the outflow, including equity-accounted Affiliates. In addition, reinvested income and distribution for each segment is multiplied by average fee rate for the respective segment to compute the revenue impact. Reinvested income and distributions Net flows include reinvested income and distributions made by BrightSphere’s Affiliates.  Reinvested income and distributions represent investment yield not distributed as cash, and reinvested back to the portfolios. Realizations and Other Realizations include distributions related to the sale of alternative assets and represent return on investments. Other activity primarily relates to the decline in billable AUM as a legacy alternative fund transitioned from billing based on committed AUM to net asset value. n/m “Not meaningful.” BSIG 201977 33